                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                             STRATUS COMPUTER, INC.
                (Name of Registrant as Specified In Its Charter)

                             STRATUS COMPUTER, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                             STRATUS COMPUTER, INC.
                             55 FAIRBANKS BOULEVARD
                        MARLBOROUGH, MASSACHUSETTS 01752

March 18, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Stratus Computer, Inc., which will be held on Tuesday, April 23, 1996, at 2:00 PM, at the offices of the Company, 55 Fairbanks Boulevard, Marlborough, Massachusetts.

     The following Notice of Annual Meeting of Stockholders and Proxy Statement describes the items to be considered by the stockholders and contains certain information about Stratus' directors and executive officers.

     Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the enclosed proxy. You can revoke it at any time prior to the meeting, or vote your shares personally if you attend the meeting. We look forward to seeing you.

Sincerely,

GARY E. HAROIAN
President, Chief Executive Officer


                                                WILLIAM E. FOSTER
                                                Chairman

                             STRATUS COMPUTER, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 23, 1996

     The Annual Meeting of Stockholders of Stratus Computer, Inc. (the "Company") will be held at the offices of the Company, 55 Fairbanks Boulevard, Marlborough, Massachusetts, on Tuesday, April 23, 1996, at 2:00 PM, for the following purposes:

        1.  To elect three Class III directors for a three year term.

        2. To ratify the selection by the Board of Directors of Ernst & Young LLP as the Company's independent auditors.

        3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     Stockholders of record at the close of business on March 1, 1996 will be entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting.

                                            By order of the Board of Directors

                                            PAUL L. CRISWELL, Assistant Clerk

Marlborough, Massachusetts
March 18, 1996

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                             STRATUS COMPUTER, INC.
                             55 FAIRBANKS BOULEVARD
                        MARLBOROUGH, MASSACHUSETTS 01752
                                 (508) 460-2000

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Stratus Computer, Inc. (the "Company"). The proxies will be used at the Annual Meeting of Stockholders to be held on April 23, 1996 and at any adjournment of that meeting. Each proxy will be voted in accordance with the instructions specified, and, if no instruction is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by a written revocation, a subsequently dated proxy or an oral request at the meeting.

     The Board of Directors has fixed March 1, 1996 as the record date for the determination of stockholders entitled to vote at the meeting. On that date there were outstanding and entitled to vote 23,361,447 shares of common stock of the Company. Each share is entitled to one vote.

     A plurality of the shares voting is required for the election of directors. Approval of each of the other matters which is before the meeting will require the affirmative vote of the holders of a majority of the shares voting thereon. No votes may be taken at the meeting, other than a vote to adjourn, unless a quorum has been constituted consisting of the representation of a majority of the outstanding shares as of the record date. Votes will be tabulated by the Company's transfer agent subject to the supervision of persons designated by the Board of Directors as inspectors.

     All shares represented at the meeting, by holders present either in person or by proxy, will be deemed to be represented for purposes of constituting a quorum. Shares which are represented at a meeting but as to which the holder abstains from voting or has no voting authority in respect of a particular matter (such as in the case of a broker non-vote) will not be deemed to be voted on such matter and will not be the equivalent of negative votes on such matter.

     The following table sets forth, to the knowledge of the Company, the only beneficial owners of more than 5% of the Company's outstanding common stock as of March 1, 1996. This information is based on the most recent statements on
Schedule 13G filed with the Securities and Exchange Commission or on other information available to the Company.

                                                                           SHARES OF
                                                                          COMMON STOCK
                          NAME AND ADDRESS                             BENEFICIALLY OWNED    PERCENT
                          ----------------                             ------------------    -------
Pioneering Management Corporation...................................        2,077,000          8.89
  60 State Street
  Boston, MA 02109
Gardner Lewis Asset Management......................................        1,506,200          6.45
  285 Wilmington
  West Chester Pike
  Chadds Ford, PA 19317

     The Company's Annual Report to Stockholders for the year ended December 31, 1995 is being mailed to stockholders together with this Proxy Statement. The date of mailing of this Proxy Statement is expected to be on or about March 18, 1996.

                             ELECTION OF DIRECTORS
                               (ITEM 1 OF NOTICE)

     There are currently three Class I directors, two Class II directors and three Class III directors. The present terms of the Class I and Class II directors extend until the 1997 and 1998 Annual Meetings of Stockholders, respectively. The present terms of the Class III directors expire at the 1996 Annual Meeting, and the Board has fixed at three the number of Class III directors to be elected at the meeting.

     The proxy will be voted to elect as Class III directors the three nominees (Messrs. d'Arbeloff, Haroian and Morrill), unless authority to vote for the election of directors is withheld by marking the proxy to that effect or the proxy is marked with the names of directors as to whom authority to vote is withheld. Each of the nominees is presently a director of the Company and has consented to serve if re-elected.

     Each Class III director will be elected to hold office until the third annual meeting of stockholders following the 1996 Annual Meeting (The 1999 Annual Meeting) and until a successor is elected and qualified. If a nominee becomes unavailable, the proxy may be voted for the election of a substitute, unless authority has been withheld as to that nominee.

     Set forth below are the names of each nominee and the positions and offices held by him, his age at March 1, 1996, the year in which he became a director of the Company, his principal occupation and business experience for at least the last five years, and the names of other publicly-held companies for which he serves as a director. Following that is the same information regarding the other directors of the Company.

CLASS III DIRECTORS -- NOMINEES FOR ELECTION AT THE ANNUAL MEETING TO BE HELD APRIL 23, 1996

                        NAME, PRINCIPAL OCCUPATION                            DIRECTOR
                   BUSINESS EXPERIENCE AND DIRECTORSHIPS                       SINCE         AGE
                   -------------------------------------                      --------       ---
Alexander V. d'Arbeloff....................................................     1980         68
  He was, from 1971 to 1977, President and, from 1977 to 1996, President,
  Chairman and Chief Executive Officer and has been, since January 1996,
  Chairman and Chief Executive Officer of Teradyne, Inc., a producer of automatic test equipment for the electronics industry. Mr. d'Arbeloff is a director of Teradyne, Inc., PRI Automation, Inc. a semiconductor equipment manufacturer and BTU Corporation, a manufacturer of thermal processing equipment.
Robert M. Morrill..........................................................     1983         58
  He was, from July 1983 through December 1990, a general partner of H and
  Q Investment Partners, a venture capital investment partnership. Since
  January 1991, Mr. Morrill has been a private investor. Mr. Morrill is a director and, since February, 1996, has been President and Chief
  Executive Officer on an interim basis of VMARK Software, Inc., a supplier of database and application development software.
Gary E. Haroian............................................................     1993         44
  Mr. Haroian joined the Company in 1983 as Corporate Controller and has since served in the following senior management positions: 1985-1988,
  Vice President, Finance and Administration and Treasurer; 1988-1990,
  Senior Vice President, Finance and Administration, Treasurer, and Chief
  Financial and Accounting Officer; 1990-1991, Vice President and General
  Manager, Corporate Operations; 1991-1992, Senior Vice President and
  General Manager, Corporate Operations; 1992-1993, Executive Vice
  President and General Manager, Corporate Operations; 1993-January 1996,
  President and Chief Operating Officer and, since January, 1996 President and Chief Executive Officer.

                        NAME, PRINCIPAL OCCUPATION                            DIRECTOR
                   BUSINESS EXPERIENCE AND DIRECTORSHIPS                       SINCE         AGE
                   -------------------------------------                      --------       ---
CLASS I DIRECTORS -- TERMS EXTENDING UNTIL 1997
Arthur Carr................................................................     1990         64
  He was, from 1982 to 1986, Executive Vice President of Motorola, Inc. and
  General Manager of its Information Systems Group; from 1986 to 1989,
  President of Stellar Computer, Inc., a manufacturer of graphics super computers; from 1989 to 1991, President of Carr and Associates Management
  Consultants; and from 1991 through November 1993, Chairman, President and
  Chief Executive Officer of Bytex Corporation, a manufacturer of data communications equipment. Since November 1993, Mr. Carr has been a private investor. Mr. Carr is a director of Bay Networks, Inc., a manufacturer of computer network systems, and Peritus Software Services,
  Inc., a provider of software engineering services.
William E. Foster..........................................................     1980         51
  Mr. Foster is a founder of the Company and he was, from 1980 to January
  1996, Chairman and Chief Executive Officer of the Company. From 1980
  until November 1993, Mr. Foster also served as President of the Company.
  Since January 1996 he has been Chairman of the Company. Mr. Foster is director of Avid Technology, Inc., a developer of audio/video editing software and VideoServer, Inc., a manufacturer of video conference and networking equipment.
Candy Obourn...............................................................     1995         45
  Mrs. Obourn has served in the following management positions for Eastman
  Kodak Company: 1989-1990, General Manager, Data Processing Products,
  Business Imaging Systems; 1990-1991, Assistant to Chairman of the Board;
  1990-1993, Vice President and Director of Information Systems and
  Business Processes; 1993-1995, Vice President and General Manager of
  Business Imaging Systems; and 1995-present President, Business Imaging
  Systems.

CLASS II DIRECTORS -- TERMS EXTENDING TO 1998

                        NAME, PRINCIPAL OCCUPATION,                           DIRECTOR
                   BUSINESS EXPERIENCE AND DIRECTORSHIPS                       SINCE         AGE
                   -------------------------------------                      --------       ---
Paul J. Ferri..............................................................     1981         57
  He has been, since 1978, a general partner of Hellman, Ferri Investment
  Associates, since 1982, a general partner of Matrix Partners, L.P., since
  1985, a general partner of Matrix Partners II, L.P., since 1990, a general partner of Matrix Partners III, L.P., and, since 1995, a general partner of Matrix Partners IV, L.P., all of which are venture capital investment partnerships. Mr. Ferri is a director of BancTec, Inc., a manufacturer of check-processing equipment, VideoServer, Inc. a manufacturer of video conference and networking equipment, Cascade
  Communications, Inc. a manufacturer of data communications equipment,
  Atria Software, Inc., a developer of software management tools, Applix
  Inc., a developer of real time software products and TechForce, Corp., a provider of integrated network support solutions.
Gardner C. Hendrie.........................................................     1985         63
  He has been, since May 1985, a private investor and independent consultant, and since 1987, a general partner of Sigma Partners, a venture capital investment partnership. Mr. Hendrie was a founder of the
  Company and, from 1980 through 1985, served the Company as an executive officer in various senior engineering management positions. Mr. Hendrie is a director of Atria Software, Inc. a developer of software management tools.

                   STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

     The following table sets forth information as of February 1, 1996 as to shares of common stock of the Company beneficially owned by each of the directors and the named executive officers of the Company and the directors and all executive officers as a group. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares owned.

                                                                        BENEFICIAL OWNERSHIP
                                                                           OF COMMON STOCK
                                                                     ---------------------------
                                                                                        PERCENT
                                                                     NUMBER OF            OF
                                                                     SHARES(1)         OWNERSHIP
                                                                     ---------         ---------
Alexander V. d'Arbeloff...........................................     109,588             .47
Arthur Carr(2)....................................................      19,500             .08
Paul J. Ferri.....................................................      40,312             .17
William E. Foster(3)..............................................     362,281            1.55
Gary E. Haroian...................................................     212,907             .91
Gardner Hendrie...................................................      18,500             .08
Robert M. Morrill(4)..............................................      31,185             .13
Candy M. Obourn...................................................       6,000             .03
Robert E. Donahue.................................................      78,358             .34
Paul R. Jones.....................................................      57,394             .25
J. Donald Oldham..................................................      64,210             .27
All directors and executive officers as a group (16 persons)......   1,194,054            5.11

---------------

(1) Includes 740,345 shares which may be acquired within sixty days after February 1, 1996 by exercise of stock options by the directors and named executive officers as follows: Mr. d'Arbeloff, 35,000; Mr. Carr, 18,500; Mr. Ferri, 34,000; Mr. Foster 197,500; Mr. Haroian, 209,830; Mr. Hendrie, 18,500; Mr. Morrill, 21,185; Mrs. Obourn, 6,000; Mr. Donahue, 78,320; Mr.
    Jones, 57,300; Mr. Oldham 64,210; all directors and executive officers as a group 933,745. Of those shares, 447,765 would be fully vested as to all directors and all executive officers as a group within that sixty day period, and the holders would have investment and voting powers; the remaining shares would be subject to vesting, and the holders would have voting but not investment powers until the shares vested.

(2) Excludes 400 shares held by Mr. Carr's wife, beneficial ownership of which he disclaims.

(3) Excludes 62,000 shares held by Mr. Foster's wife, beneficial ownership of which he disclaims.

(4) Includes 10,000 shares held by Morrill Associates Limited Partners, of which Mr. Morrill and members of his family are partners.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     During 1995, the Board of Directors of the Company held nine meetings. Each incumbent director attended at least 75% of the aggregate number of the meetings of the Board and the meetings of the committees of the Board on which he or she served.

     The Board of Directors has an Audit Committee which held two meetings during 1995. The current members of the Audit Committee are Messrs. Ferri and Morrill. The principal functions of the Committee are to review matters relating to the examination of the Company by its independent auditors and its accounting control procedures.

     The Board of Directors has a Compensation and Stock Option Committee which held one meeting during 1995. The current members of this Committee are Messrs. d'Arbeloff, Carr, Ferri, Hendrie, Morrill and Mrs. Obourn, comprising all of the non-employee directors. The principal functions of the Committee are to fix the compensation of senior management and to administer the grant of options under the Company's stock option plans.

     The Board of Directors does not have a nominating or similar committee.

                             EXECUTIVE COMPENSATION

I.  SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation paid by the Company for services rendered to the Company and its subsidiaries in all capacities during the fiscal years ended December 31, 1995, January 1, 1995 and January 2, 1994,
to the chief executive officer and the four most highly paid persons other than the CEO who were serving as executive officers on December 31, 1995.
                                                                          LONG TERM
                                                       ANNUAL           COMPENSATION
                                                    COMPENSATION        -------------
              NAME AND                          --------------------    SHARES UNDER        ALL OTHER
         PRINCIPAL POSITION                     SALARY(1)     BONUS     OPTION AWARDS    COMPENSATION(1)
       (AT DECEMBER 31, 1995)           YEAR       ($)         ($)           (#)               ($)
       ----------------------           ----    ---------    -------    -------------    ---------------
William E. Foster....................   1995     415,012           0        30,000                0
  Chairman and                          1994     415,012     422,293        50,000            4,500
  Chief Executive Officer               1993     450,000      29,100        60,000            4,500
Gary E. Haroian......................   1995     350,012           0        30,000                0
  President and                         1994     350,012     356,151        80,000            4,500
  Chief Operating Officer               1993     315,000      19,123        62,000            4,500
Robert E. Donahue....................   1995     240,000           0        25,000                0
  Vice President Finance and            1994     235,000     160,174        20,000            4,500
  Chief Financial Officer               1993     225,000       7,483        24,000            4,500
Paul R. Jones........................   1995     230,000           0        15,000                0
  Vice President and                    1994     230,000     132,458        18,000            4,500
  Chief Operating Officer               1993     230,000       8,314        27,000            4,500
  ISIS Distributed Systems, Inc.(2)
J. Donald Oldham.....................   1995     220,000           0        25,000                0
  Vice President                        1994     190,000      84,073        15,000            4,500
  Worldwide Sales                       1993     160,000      79,902        11,500            4,500

---------------

(1) Salary includes amounts deferred by the named executive officer and All Other Compensation consists exclusively of the Company's contribution under the Company's capital accumulation plan established pursuant to Section 401
    (k) of the Internal Revenue Code. Under the capital accumulation plan, each participant may defer up to fifteen percent of his annual salary up to an annual maximum amount prescribed by IRS regulations ($9,240 in 1995). The Company matches such deferrals to the extent of achievement by the Company of certain profit goals. The Company made no matching contribution with respect to 1995.

(2) Isis Distributed Systems was, during 1995, a wholly-owned subsidiary and is now a division of the Company.

II.  OPTION GRANTS TABLE

     The following table sets forth information with respect to stock options granted by the Company to the named executive officers in the fiscal year ended
December 31, 1995.
                                               INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                             -----------------------------------------------------       VALUE AT ASSUMED
                                               % OF                                        ANNUAL RATES
                                              TOTAL                                          OF STOCK
                                             OPTIONS                                    PRICE APPRECIATION
                              OPTIONS       GRANTED TO     EXERCISE                      FOR OPTION TERM
                             GRANTED(1)    EMPLOYEES IN      PRICE      EXPIRATION    ----------------------
           NAME              (# SHARES)    FISCAL YEAR     ($/SHARE)       DATE        5%(2)        10%(2)
           ----              ----------    ------------    ---------    ----------    --------    ----------
William E. Foster.........     30,000          2.52          26.38        3/1/05      $497,400    $1,260,900
Gary E. Haroian...........     30,000          2.52          26.38        3/1/05      $497,400    $1,260,900
Robert E. Donahue.........     25,000           2.1          26.38        3/1/05      $414,500    $1,050,750
J. Donald Oldham..........     25,000           2.1          26.38        3/1/05      $414,500    $1,050,750
Paul R. Jones.............     15,000          1.26          26.38        3/1/05      $248,700    $  630,450

---------------
(1) All options granted are exercisable in full, but shares purchased may not be disposed of and are subject to repurchase by the Company at the exercise price until they vest. Shares vest at the rate of 5% per quarter over a five year period from the date of grant, subject to acceleration upon certain change-of-control events. Such events include a tender offer for or acquisition of 30% or more of the stock of the Company by any person or group, a sale or merger pursuant to which the stock of the Company is converted into cash or other property, and a majority of the Board ceasing to consist of the current members or successors nominated by the current members. Shares vest in full upon such an event.

(2) As required by the rules of the Securities and Exchange Commission, potential values are stated based on the prescribed assumption that the common stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore do not reflect past results and are not intended to forecast possible future appreciation, if any, in the price of the common stock.

III.  OPTION EXERCISES AND FISCAL YEAR END OPTION VALUE TABLE

     The following table sets forth, for the named executive officers, the number of shares for which stock options were exercised in the fiscal year ended
December 31, 1995, the realized value or spread (the difference between the exercise price and market value on date of exercise), and the number and unrealized spread of the unexercised options held by each at fiscal year end.

                                                                         NUMBER OF            VALUE OF
                                                                        UNEXERCISED         UNEXERCISED
                                              SHARES                    OPTIONS AT          IN-THE-MONEY
                                             ACQUIRED       VALUE         FY-END         OPTIONS AT FY-END
                  NAME                      ON EXERCISE    REALIZED    (# SHARES)(1)            (1)
                  ----                      -----------    --------    -------------    --------------------
William E. Foster........................          0              0       197,500            $2,187,812
Gary E. Haroian(2).......................          0              0       209,830            $1,930,806
Robert E. Donahue(2).....................          0              0        78,320            $  684,115
Paul R. Jones(2).........................      5,500        $82,188        57,300            $  439,612
J. Donahld Oldham(2).....................      1,500        $14,438        64,210            $  635,781

---------------
(1) All shares shown are exercisable in full, but are subject to the vesting provisions described under the Option Grants Table. The following number of shares held by the named executive officers were fully vested as of fiscal year-end: Mr. Foster, 109,500 shares; Mr. Haroian, 102,230 shares; Mr. Donahue, 32,370 shares; Mr. Jones, 19,500 shares; Mr. Oldham, 27,085 shares.

(2) Does not include 669 shares purchased by Mr. Haroian, 674 shares purchased by Mr. Donahue, 683 shares purchased by Mr. Jones, and 695 shares purchased by Mr. Oldham during 1995 under the Company's Employee Stock Purchase Plan.

                             DIRECTORS COMPENSATION

     Each director of the Company who is not an employee is paid $17,000 per year and $1,000 for each meeting of the Board attended. In addition, members of the Audit Committee, Compensation and Stock Option Committee and any other special committees formed from time to time are paid $1,000 for each meeting of such committee attended. Directors of the Company who are not employees have also been granted stock options annually in connection with the performance of their duties. In 1995, each non-employee director was granted an option for the purchase of 6,000 shares at an exercise price equal to the fair market value at the time of grant. Options granted to non-employee directors are exercisable in full, but the underlying shares vest over a five year period from the date of grant, subject to acceleration upon certain change-of-control events. The Stratus Non-Qualified Common Stock Option Plan currently provides that, beginning in 1996, each non-employee director shall receive option awards of 6,000 shares upon first joining the Board and 3,000 shares each year thereafter.

     The following report on executive compensation and the Performance Graph on page 9 shall not be incorporated by reference into any filings by the Company with the Securities and Exchange Commission.

               COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     This report, prepared by the Compensation and Stock Option Committee, addresses the Company's executive compensation policies and the basis on which fiscal 1995 executive officer compensation determinations were made. The Committee (aided by compensation professionals employed by the Company) designs and approves all components of executive compensation.

     To ensure executive compensation is designed and administered in an objective manner, the Committee's members are all non-employee directors. The duty of the Committee is to set the base salary and variable compensation for all executive officers, as well as the design of all other elements of the executive compensation program.

     POLICY: The Company's overall policy for compensating its executive officers continues to be to establish aggregate compensation levels which (i) provide appropriate incentives for individual and Company performance (ii) are sufficiently competitive within the computer/high-technology industry to retain and, when necessary, attract executive officers who are capable of leading the Company to achieve its business objectives, (iii) reward outstanding performance and (iv) tie the interests of the Company's executives to the interests of the Company's stockholders.

     The principal components of the executive compensation programs are base salary, variable bonus, and stock options, as described below. In addition, executives are eligible to participate, on a non-discriminatory basis, in various benefit programs provided to all full-time employees, including the capital accumulation and employee stock purchase plans and the group medical, disability and life insurance programs. In reaching its decisions with regard to actual compensation levels, the Committee takes into consideration all elements of the program rather than any one element in isolation.

     Competitive market data is obtained by using market standard surveys. This competitive market data compares the Company's compensation programs to those of a group of computer/high-technology companies consisting of substantially the same companies as the industry index shown on the stock performance graph below. The Company's overall compensation is generally targeted at the mid-range of the comparison group.

     BASE SALARY AND VARIABLE BONUS: The 1995 executive compensation program was designed to continue the process, begun in 1991, of more directly tying the executive officers' compensation to the performance of the Company. Consistent with the foregoing, Mr. Foster's base salary for 1995 remained the same as it was in 1994, as did his targeted bonus, resulting in no change in his overall targeted compensation over 1994. The Committee determined that the overall targeted compensation was approximately at the mid-range of compensation for chief executive officers of comparable companies. Mr. Foster's potential bonus for 1995 was based upon attainment by the Company of certain goals for revenue and earnings per share. His lack of bonus payment for 1995 resulted from the extent by which the Company fell short of its earnings per share goal established for bonus purposes.

     Approximately 60% of the aggregate targeted annual compensation for the other four executive officers for 1995 consisted of base salaries, and the remainder consisted of potential bonuses based upon the attainment of certain individuals goals in combination with the Company meeting or exceeding its earnings per share goal established for bonus purposes. The overall targeted annual compensation for each of the executive officers was determined by the Committee to be approximately at the mid-range of compensation for similar positions in comparable companies.

     STOCK OPTIONS: The Committee believes that stock ownership by executive officers is important in aligning management and stockholder interests in the long-term enhancement of stockholder value. Since the early years of the Company, stock options have been granted to executive officers and other key employees annually. The options granted to executive officers have had exercise prices equal to the fair market value of the stock on the date of grant and have vested over five years. For options granted in 1996 and thereafter, the Committee has determined to reduce the vesting period to four years, based on competitive market data.

     The number of shares for which options were granted to executive officers in 1995 was determined by the Committee based upon several factors, including the executive's position, his past and future expected performance, the competitive survey data as described above, and the number of shares under options previously granted.

     COMPENSATION NOT QUALIFYING FOR TAX DEDUCTIBILITY: Section 162(m) of the Internal Revenue Code, adopted in 1993, provides in general that compensation to certain individual executive officers during any year in excess of $1 million is not deductible by a public company. The Committee believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1 million threshold of Section 162(m) will not be reached by any executive officer of the Company in the foreseeable future. Accordingly, the Committee has not established a policy regarding compensation not qualifying for federal tax deductibility because that threshold is not currently within reasonable range of any executive officer.

                                            Compensation and Stock Option
                                            Committee

                                            Alexander V. d'Arbeloff
                                            Arthur Carr
                                            Paul J. Ferri
                                            Gardner C. Hendrie
                                            Robert A. Morrill
                                            Candy M. Obourn

                            STOCK PERFORMANCE GRAPH

     The following Perfomance Graph assumes an investment of $100 on December
31, 1990 and compares annual percentage changes thereafter in the market price of the Company's common stock with a broad market index (S&P 500) and an industry index (S&P Computer System). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return
(devidend reinvestment) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.


                     CLOSE OF BUSINESS AT CALENDAR YEAR END
------------------------------------------------------------------------------------
                    90         91         92          93          94          95
------------------------------------------------------------------------------------
Stratus            100       215.14     146.49      135.68      164.32      149.73
------------------------------------------------------------------------------------
S&P Comp Sys       100        88.87      65.24       67.71       87.44      116.37
------------------------------------------------------------------------------------
S&P 500            100       130.47     140.41      154.56      156.60      215.45
------------------------------------------------------------------------------------

               COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     The members of the Compensation and Stock Option Committee during 1995 were Messrs. d'Arbeloff, Carr, Ferri, Hendrie, Morrill and Mrs. Obourn. Mr. Hendrie was a founder of the Company and was employed by the Company in various executive positions until 1985. See "Election of Directors". None of the members of the Committee had any interlocking or insider relationships during 1995 with the Company or its executive officers.

                            SECTION 16(A) REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons who own more than ten percent of its common stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, the Company believes, during and in respect of fiscal year ended December 31, 1995, all such filing requirements were complied with, except that J. Donald Oldham, an executive officer of the Company, did not file a report within the prescribed time period in respect of the sale of 1,629 shares on December 5, 1995, and John F. Young, also an executive officer of the Company, did not file a report within the prescribed time period in respect of the sale of 317 shares on December 6, 1995. Reports were subsequently filed by Mr. Oldham and Mr. Young in respect of the sales.

                    RATIFICATION OF APPOINTMENT OF AUDITORS
                               (ITEM 2 OF NOTICE)

     Subject to approval by the stockholders, the Board of Directors has selected the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 29, 1996.

     Although there is no legal requirement that this matter be submitted to a vote of the stockholders, the Board of Directors believes that the selection of independent auditors is of sufficient importance to seek stockholder ratification. In the event the selection of Ernst & Young LLP is not ratified by the affirmative vote of a majority of the shares represented and voting at the meeting, the Board will reconsider its selection.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and personal interviews.

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than November 19, 1996, for inclusion in the proxy statement for that meeting. Other requirements for inclusion are set forth in Rule 14a-8 under the Securities Exchange Act of 1934 as amended.

                                            By order of the Board of Directors

                                            PAUL L. CRISWELL, Assistant Clerk

March 18, 1996

     The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

PROXY                        STRATUS COMPUTER, INC.                      PROXY

                     PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING APRIL 23, 1996

     The undersigned stockholder of Stratus Computer, Inc. hereby appoints Alexander V. d'Arbeloff, Gary E. Haroian and Robert M. Morrill, or any one or more of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated below, with the same force and effect as the undersigned, all shares of Stratus Computer, Inc. common stock standing in the name of the undersigned at the Annual Meeting of Stockholders of Stratus Computer, Inc. to be held at the Company's offices, 55 Fairbanks Boulevard, Marlborough, Massachusetts on April 23, 1996, at 2:00 PM and any adjournments thereof.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL GRANT AUTHORITY TO VOTE FOR ALL NOMINEES FOR CLASS III DIRECTORS AND WILL BE VOTED "FOR" THE OTHER PROPOSAL. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGMENT AS TO ANY OTHER MATTERS.

           To elect three Class III Directors for a three-year term.


   NOMINEES:  ALEXANDER V. D'ARBELOFF, GARY E. HAROIAN AND ROBERT M. MORRILL

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF
DIRECTORS' RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

                                                           / SEE REVERSE SIDE /




/ X /  PLEASE MARK
       VOTES AS IN
       THIS EXAMPLE.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SAID MEETING AND THE RELATED PROXY STATEMENT.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

-------------------------------------------------------------------------------
                           FOR
                        NOMINEES              WITHHELD
1.  Election of          /    /                /    /
    Directors (see
    reverse side).

                                       FOR           AGAINST        ABSTAIN
2.  Ratify Ernst & Young LLP as      /    /          /    /         /    /
    independent auditors


/    /_____________________________________
For all nominees except as noted above.
-------------------------------------------------------------------------------


                                            MARK HERE        /   /
                                           FOR ADDRESS
                                           CHANGE AND
                                          NOTE AT LEFT

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature: _________________________________________ Date ____________________


Signature: _________________________________________ Date ____________________